UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2003

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, Texas 76092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.

(Former name or former address, if changed since last report.)

Item 9.      Regulation FD Disclosure

On August 29, 2003, Travelocity.com LP (“Travelocity”), an indirect subsidiary of Sabre Holdings Corporation, exercised its right, pursuant to Travelocity’s affiliation agreement (the “Agreement”) with Hotels.com, formerly Hotel Reservations Network, Inc., to expand the distribution of its own merchant hotel inventory.

This action is expected to benefit Travelocity and Sabre Holdings Corporation because Travelocity will have greater flexibility to sell and promote its own merchant hotels throughout Travelocity.com while continuing to have access to Hotels.com inventory.

Depending upon certain factors, such as the stock price of InterActiveCorp upon the exercise of performance warrants and Hotels.com’s continued performance under the Agreement, Sabre Holdings Corporation expects the near-term impact of this action to be neutral to slightly negative to its revenue and earnings, but expects the long-term impact on its revenues and earnings to be positive.

All of the information furnished in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Notice

Statements in this report which are not purely historical facts, including statements about the expected benefits to Travelocity, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Travelocity on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Travelocity’s ability to market and sell its own merchant hotel inventory.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

		By:	/s/James F. Brashear
		Name:	James F. Brashear
		Title:	Corporate Secretary
Date:	August 29, 2003